Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Second Quarter 2018 Results
Vancouver, WA, August 1, 2018 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its fiscal second quarter ended July 2, 2018.
Key financial highlights for the second quarter of 2018 include the following(1):

•	Revenue was $30.8 million compared to $36.1 million in the second quarter of 2017.

•	Comparable store sales decreased 2.4% compared to the second quarter of 2017, including a 2.2% decrease at global franchise-owned stores and a 4.6% decrease at Company-owned stores.

•	Selling, general and administrative expense was $11.4 million, compared to $10.8 million in the second quarter of 2017.

•	Reported Net Income was $1.4 million, or $0.08 per diluted share, compared to a Reported Net Loss of $(6.1) million, or $(0.36) per diluted share in the prior year second quarter.

•	Pro-Forma Net Income(2) in the quarter was $1.0 million, or $0.06 per diluted share, compared to Pro-Forma Net Income of $1.2 million, or $0.07 per diluted share, in the prior year second quarter.

•
Adjusted EBITDA(2) was $4.6 million, compared to Adjusted EBITDA of $8.0 million in the prior year second quarter. Prior year second quarter Adjusted EBITDA included a benefit from the Brand Marketing Fund of approximately $2.8 million driven by a combination of an additional Brand Marketing Fund contribution of 0.85% of sales during 2017 and the timing of marketing expenses that were heavily weighted to the first quarter of the prior year.

•	Franchise-owners opened two new stores in the quarter, all in the US market.
______________________

(1)
Please note that results reflect the first quarter adoption by the Company of two new accounting standards (ASC topic 606 – Revenue from contracts with customers, and ASC topic 842 – Leases). 2017 financial results have been adjusted to reflect the implementation of these standards.

(2)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Income and Adjusted EBITDA to GAAP net income (loss) and discussion of why the Company considers Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We continue to stay focused on our strategy of relevance and convenience, and during our first full quarter with our new e-commerce platform, OLO.com, we were pleased with the improvement in mix, the stability of the platform and the enhanced guest experience that the platform has delivered.
“We have also seen significant comp sales improvement where compelling consumer value initiatives have been deployed. And this is increasing momentum across the system as additional franchise owners understand the benefits and adopt value as a key relevance driver.”
Spangler added, “During the second quarter we concluded the refranchising of 22 Company-owned stores. We remain committed to return to upwards of a 95% franchised system and are in active discussions to secure additional refranchising transactions.”

Key Operating Metrics

	Three Months Ended
	July 2, 2018	July 3, 2017
	unaudited	as adjusted*
Comparable store sales:
Franchised stores	(2.2)%	(4.0)%
Company-owned stores	(4.6)%	(6.6)%
Combined	(2.4)%	(4.2)%

System-wide sales ($’s in 000s)	$196,141	$204,536

Adjusted EBITDA ($’s in 000s)	$4,581	$8,030

Store Count
Franchised	1,355	1,401
Company-owned	122	149
System-wide	1,477	1,550
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.
The Company uses a variety of operating and performance metrics to evaluate the performance of the business. Below is a description of certain key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for all comparable stores, including international. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the second quarter of 2018 and 2017, we had 1,454 and 1,477 comparable stores, respectively.
System-wide Sales include net sales by all franchise-owned and Company-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that the Company considers not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, see the financial tables accompanying this release.
2018 Financial Outlook
Based on current information, and the refranchising of the Company-owned stores in Colorado, Papa Murphy’s Holdings, Inc. is providing the following guidance for full-year outlook for fiscal 2018, which ends on December 31, 2018:

•	Full-year system-wide comparable store sales are expected to decline low single digits compared to previous guidance of about flat for the year;

•	We expect domestic franchise new store openings of approximately 10 units;

•
We expect full-year Selling, general and administrative expenses of approximately $49 million, a reduction of $1 million compared to previous guidance. These expenses include approximately $24 million of expenditures from the Brand Funds, and exclude certain non-recurring costs totaling around $4 million;

•	We expect Adjusted EBITDA of at least $20 million, flat to prior quarter guidance, after adjusting for the second quarter refranchising activities;

•
We expect Net cash provided by operating activities of around $12.3 million, excluding expected legal settlements totaling approximately $6.7 million, and Net cash provided by investing activities of approximately $6.0 million (which includes $7.0 million of net proceeds from refranchising activities less approximately $1.0 million in capital expenditures);

•	We expect a full-year effective book tax rate of approximately 27.8%; and

•	We expect a diluted share-count of approximately 17.0 million.
The Company expects to update the financial outlook for the effects of additional refranchising when it has greater certainty around specific transactions and timing.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the second quarter financial results on Wednesday, August 1, 2018 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13681662. The replay will be available until Wednesday, August 8, 2018. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (“Papa Murphy’s” or the “Company”) (NASDAQ: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling hand-crafted fresh pizzas for customers to bake at home. The Company was founded in 1981 and currently operates nearly 1,500 franchised and corporate-owned stores in 37 States, Canada, and United Arab Emirates. Papa Murphy’s core purpose is to help anyone with an oven and 15 minutes serve a scratch-made meal. In addition to fresh pizzas, the Company offers hand-crafted salads, sides and desserts to complete the meal. [Order online today at www.papamurphys.com for easy pick up everywhere, and find us on your favorite delivery apps in select markets.]
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy’s Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable stores sales growth or decline, projected new store openings, projected selling, general and administrative expenses, projected Adjusted EBITDA, projected refranchising activities, projected cash provided by investing activities, projected cash provided by operating activities, projected effective tax rate, projected diluted share count, plants for refranchising and future financial or operational results and business strategy, including the expected effects of the Company’s strategic initiatives.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2018, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro-Forma Net Income, EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are not derived in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net income (loss) (the most comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because EBITDA, Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA, Adjusted EBITDA and Pro-Forma Net Income to GAAP net income (loss) in the financial tables accompanying this release.
The Company is also providing with this press release a forward looking estimate of the non-GAAP financial measure of Adjusted EBITDA. We do not, however, provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for this reconciliation and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	July 2, 2018	July 3, 2017
		unaudited and
	unaudited	as adjusted*
Revenues
Franchise related	$14,814	$17,392
Company-owned stores	15,979	18,715
Total revenues	30,793	36,107

Costs and Expenses
Store operating costs:
Cost of food and packaging	5,315	6,303
Compensation and benefits	5,211	5,924
Advertising	1,301	1,739
Occupancy and other store operating costs	3,102	3,541
Selling, general, and administrative	11,423	10,823
Depreciation and amortization	1,874	2,906
(Gain) loss on disposal or impairment of property and equipment	(715)	11,568
Total costs and expenses	27,511	42,804

Operating Income (Loss)	3,282	(6,697)

Interest expense, net	1,296	1,286
Other expense, net	52	49
Income (Loss) Before Income Taxes	1,934	(8,032)

Provision for (benefit from) income taxes	548	(1,947)
Net Income (Loss)	$1,386	$(6,085)

Earnings (Loss) per share of common stock
Basic	$0.08	$(0.36)
Diluted	$0.08	$(0.36)
Weighted average common stock outstanding
Basic	16,921,597	16,867,929
Diluted	16,960,265	16,867,929
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)

	July 2, 2018	January 1, 2018
		unaudited and
	unaudited	as adjusted*
Cash and cash equivalents	$1,689	$2,174
Total current assets	7,080	8,962
Total assets	246,446	262,115
Total current liabilities	21,092	31,117
Long-term debt, net of current portion	81,454	86,994
Total stockholders’ equity	97,555	94,142
* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	July 2, 2018	July 3, 2017
		unaudited and
	unaudited	as adjusted*
Net Income (Loss)	$1,386	$(6,085)
Depreciation and amortization	1,874	2,906
Provision for (benefit from) income taxes	548	(1,947)
Interest expense, net	1,296	1,286
EBITDA	$5,104	$(3,840)

Expenses not indicative of future operations:
CEO transition & restructuring (a)	119	131
E-commerce impairment and transition costs (b)	(8)	9,124
Store divestitures, closures, and impairment (c)	(723)	2,615
Litigation settlements and reserves (d)	89	—
Adjusted EBITDA	$4,581	$8,030

Adjusted EBITDA margin (e)	14.9%	22.2%

(a)	Represents non-recurring management transition and restructuring costs in connection with the recruitment of a new Chief Executive Officer and other executive positions.

(b)
Represents impairment charges on the write-down of our e-commerce platform based on the decision to move to a third-party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
In 2018, this represents primarily gains on the refranchising of Company-owned stores. In 2017, this represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close stores.

(d)	Accruals made for franchisee litigation settlements.

(e)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	July 2, 2018	July 3, 2017
		unaudited and
	unaudited	as adjusted*
Net Income (Loss) As Reported	$1,386	$(6,085)
Expenses not indicative of future operations:
CEO transition & restructuring (a)	119	131
E-commerce transition costs (b)	(8)	9,124
Store divestitures, closures, and impairment(c)	(723)	2,615
Litigation settlement and reserves (d)	89	—
Income tax expense on adjustments (e)	133	(4,571)
Pro Forma Net Income	$996	$1,214

Earnings per share - pro forma:
Basic	$0.06	$0.07
Diluted	$0.06	$0.07

Weighted average shares outstanding - pro forma:
Basic	16,921,597	16,770,579
Diluted	16,960,265	16,788,481

(a)	Represents non-recurring management transition and restructuring costs in connection with the recruitment of a new Chief Executive Officer and other executive positions.

(b)
Represents impairment charges on the write-down of our e-commerce platform based on the decision to move to a third-party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
In 2018, this represents primarily gains on the refranchising of Company-owned stores. In 2017, this represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close stores.

(d)	Accruals made for franchisee litigation settlements.

(e)
Reflects the tax expense associated with above adjustments at a normalized tax rate of 25.5% (2018) and 38.5% (2017), which represents the estimated long-term effective tax rate in effect in the respective quarter.

* Prior year results have been adjusted to reflect the impact of adopting the new revenue (ASC Topic 606) and lease (ASC Topic 842) accounting standards effective January 2, 2018.

Investor Contact:
Maurice Hines
maurice.hines@papamurphys.com
360-449-4008

Media Contact:
Alexis Diltz or Daniel Evans
communications@papamurphys.com
360-449-4001